Exhibit 99.1

SELECT INTERIOR CONCEPTS ANNOUNCES CLOSING OF SALE OF RDS SEGMENT TO INTERIOR LOGIC GROUP

Atlanta, Georgia – June 30, 2021 – Select Interior Concepts, Inc. (NASDAQ: SIC), a distributor of interior building products, today announced it has closed the previously announced sale of its Residential Design    Services segment (“RDS”) for $215 million in an all-cash transaction to Interior Logic Group (“ILG”), a portfolio company of Blackstone. As planned, SIC has used the proceeds from the transaction to repay all of the Company’s outstanding indebtedness, and its capital lease obligations related to the RDS business. In addition, the Company realized net cash of approximately $38 million.

Brett G. Wyard, Chairman of SIC, commented, “I, along with the entire SIC board, am thrilled with the successful outcome of this transaction. Bill Varner and the management team have been very focused on driving shareholder value and this is a clear example of their ability to accomplish that goal. We fully support the team in their endeavors and look forward to working closely with them on SIC’s next chapter.”

Bill Varner, Chief Executive Officer of SIC, remarked, “We are delighted to close our transaction with ILG. It represents a critical step in fulfilling the goal of building shareholder value that I set when I joined SIC one year ago. The sale unlocked significant value for SIC shareholders and provides us with a strong, clean and post-closing debt-free balance sheet to focus on maximizing shareholder value with SIC’s remaining ASG segment, a rapidly growing and high-margin business in today’s robust stone and tile distribution market.

“We have made and continue to make meaningful progress to our long-term strategic goals, including expanding our customer base, product offering and geographic presence. At the same time, we are committed to ensuring that the Company is on the best path to delivering shareholder value and, as part of that process, are actively evaluating a full range of strategic, operational and financial alternatives.”

SIC’s potential alternatives could include, among other actions, additional initiatives to the Company’s operating plan, structural alternatives for the Company’s assets, optimal pro forma capital structure, and potential merger, acquisition or sale transactions.

RBC Capital Markets, LLC and Truist Securities, Inc. served as financial advisors to SIC and Alston & Bird LLP served as legal advisor to SIC on the RDS transaction.

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts is a premier distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ. Its Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as PentalQuartz and MetroQuartz. For more information, visit: www.selectinteriorconcepts.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may include, but are not limited to, statements about our anticipated operating and financial performance, future business prospects, potential strategic, operational and financial alternatives, merger, acquisition and sales transaction opportunities, and statements of expectation concerning the creation of shareholder value as a result of any of the foregoing.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, those factors contained in our most recent Annual Report on Form 10-K (our “Annual Report”) and the other reports we file with the SEC, that may cause the Company’s actual results, level of activity, performance, or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

CONTACTS:

Investor Relations:

Joshua Large (470) 548-7370

ir@sicinc.com